QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.42

EXECUTION COPY

SEVENTH AMENDMENT

        This SEVENTH AMENDMENT (this "Amendment"), dated as of October 17, 2003, is entered into by and among Huntsman International LLC (f/k/a Huntsman ICI Chemicals LLC), a Delaware limited liability company (the "Borrower"), Huntsman International Holdings LLC (f/k/a Huntsman ICI Holdings LLC), a Delaware limited liability company ("Holdings"), the undersigned financial institutions, including Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company), in their capacities as lenders hereunder (collectively, the "Lenders," and each individually, a "Lender"), Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company), as Lead Arranger, Administrative Agent ("Administrative Agent") for the Lenders and Sole Book Manager, Goldman Sachs Credit Partners L.P., as Syndication Agent and Co-Arranger and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank) and UBS Warburg LLC (as successor to Warburg Dillon Read), as Co-Arrangers and as Co-Documentation Agents (collectively, the "Agents" and each individually, an "Agent"). Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

        A.    The Borrower, Holdings, the Lenders, the Agents and the Administrative Agent have heretofore entered into that certain Credit Agreement dated as of June 30, 1999, as amended by that certain First Amendment dated as of December 21, 2000, that certain Second Amendment dated as of March 5, 2001, that certain Third Amendment dated as of November 30, 2001, that certain Fourth Amendment dated as of March 15, 2002, that certain Fifth Amendment dated as of February 7, 2003 and that certain Sixth Amendment dated as of April 9, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

        B.    The Borrower and Holdings wish, and the Lenders signatory hereto and the Agents and Administrative Agent are willing, to amend the Credit Agreement subject to the terms and conditions of this Agreement.

        C.    This Agreement constitutes a Loan Document and these Recitals shall be construed as part of this Agreement.

        NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.    Amendment of Credit Agreement.

        The Credit Agreement is hereby amended as of the Seventh Amendment Effective Date as follows:

          (a)   Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in alphabetical order therein:

          "Additional Term B Borrowing Date" has the meaning forth in Section 2.1(b).

          "Additional Term B Commitment" means as to any Lender the principal amount set forth opposite such Lender's name on the Additional Term Loan Commitment Agreement under the caption "Amount of Additional Term B Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "Additional Term B Commitments" means such commitments collectively.

          "Additional Term B Loan" has the meaning set forth in Section 2.1(b).

          "Additional Term C Borrowing Date" has the meaning set forth in Section 2.1(c).

          "Additional Term C Commitment" means as to any Lender the principal amount set forth opposite such Lender's name on the Additional Term Loan Commitment Agreement under the caption "Amount of Additional Term C Commitment", as such commitment may be adjusted from time to time pursuant to this Agreement, and "Additional Term C Commitments" means such commitments collectively.

          "Additional Term C Loan" has the meaning set forth in Section 2.1(c).

          "Additional Term Loan Borrowing Date" means each of the Additional Term B Borrowing Date and the Additional Term C Borrowing Date, which shall, for purposes of clarification, be the same date.

          "Additional Term Loan Commitment Agreement" shall mean and include each Additional Term Loan Commitment Agreement in the form of Exhibit A to the Seventh Amendment executed in accordance with Section 5.3 hereof.

          "Additional Term Loan Commitments" means, collectively, the Additional Term B Commitments and Additional Term C Commitments.

          "Additional Term Loans" means, collectively, each Additional Term B Loan and each Additional Term C Loan.

          "Maximum Additional Term Loan Commitment Amount" shall mean with respect to the Additional Term Loan Commitments as of any date an amount equal to (i) from Seventh Amendment Effective Date until December 15, 2003, $205 million less the Net Offering Proceeds of any Senior Notes issued by the Borrower on or after the Seventh Amendment Effective Date and prior to December 15, 2003; and (ii) on or after December 15, 2003, $0.

          "Notice of Term Loan A Exchange" means a notice in the form attached as Exhibit C to the Seventh Amendment.

          "Original Term B Loans" has the meaning assigned to that term in Section 2.1(b).

          "Original Term C Loans" has the meaning assigned to that term in Section 2.1(c).

          "Seventh Amendment" means the Seventh Amendment to Credit Agreement dated as of October 17, 2003 by and among the Borrower, Holdings, the Lenders and the Administrative Agent.

          "Seventh Amendment Effective Date" has the meaning set forth in the Seventh Amendment.

          "Term A Loan Exchange" has the meaning set forth in Section 12.20.

          "Term A Pro Rata Share" means, when used with reference to any Term A Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be the Dollar Equivalent of such Term A Lender's then outstanding Term A Loans and the denominator of which shall be the Dollar Equivalent of all then outstanding Term A Loans.

          (b)   Section 1.1 of the Credit Agreement is further amended by deleting the entire proviso at the end of the definition of "Indebtedness" and replacing it with the following:

          "provided, however, notwithstanding the foregoing, "Indebtedness" shall not include deferred taxes or indebtedness of Borrower and/or its Subsidiaries (which indebtedness may not be secured except as permitted by Section 8.1(k)) incurred to finance insurance premiums in a principal amount not in excess of the casualty and other insurance premiums to be paid by Borrower and/or its Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness."

          (c)   Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of "Lenders" to read as follows:

          "Lender" and "Lenders" have the respective meanings assigned to those terms in the introduction to this Agreement and shall include any Person that becomes a "Lender" as contemplated by the Seventh Amendment, or pursuant to the Additional Term Loan Commitment Agreement or Section 12.8.

          (d)   Section 1.1 of the Credit Agreement is further amended by: (i) adding the language "and Fiscal Year 2004" in the definition of "Permitted Restructuring Charges" immediately following the language "Fiscal Year 2003" where it appears therein; (ii) replacing the dollar amount "$65,000,000" with the dollar amount "$85,000,000" where it appears in such definition and (iii) replacing the dollar amount "$40,000,000" where it appears in clause (ii) of such definition with the dollar amount "$60,000,000".

          (e)   Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of "Scheduled Term B Repayments" to read as follows:

          "Scheduled Term B Repayments" means, with respect to the principal payments on the Term B Loans for each date set forth below, that percentage of the original principal amount of Term B Loans and Additional Term B Loans on the Additional Term Loan Borrowing Date set forth opposite thereto:

Date	Scheduled Term B Loan Principal Payment
June 30, 2005	1% of principal amount on Additional Term Loan Borrowing Date
June 30, 2006	1% of principal amount on Additional Term Loan Borrowing Date
Term B Loan Maturity Date	The aggregate principal amount of Term B Loans then outstanding

          (f)    Section 1.1 of the Credit Agreement is further amended by amending and restating the definition of "Scheduled Term C Repayments" to read as follows:

          "Scheduled Term C Repayments" means, with respect to the principal payments on the Term C Loans for each date set forth below, that percentage of the original principal amount of Term C Loans and Additional Term C Loans on the Additional Term Loan Borrowing Date set forth opposite thereto:

Date	Scheduled Term C Loan Principal Payment
June 30, 2005	1% of principal amount on Additional Term Loan Borrowing Date
June 30, 2006	1% of principal amount on Additional Term Loan Borrowing Date
June 30, 2007	1% of principal amount on Additional Term Loan Borrowing Date
Term C Loan Maturity Date	The aggregate principal amount of Term C Loans then outstanding

          (g)   Section 2.1(b) of the Credit Agreement is hereby amended by amended and restated in its entirety to read as follows:

            "(b) Term B Loan.    Each Lender which, prior to the Seventh Amendment Effective Date, was a Term B Lender (each an "Original Term B Lender") severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents to continue its Term B Loan (each such loan, an "Original Term B Loan" and collectively, the "Original Term B Loans") on and after the Seventh Amendment Effective Date as a loan (each such loan, a "Term B Loan" and collectively together with the Additional Term B Loans, the "Term B Loans"). Each Lender with an Additional Term B Commitment, severally and for itself alone, hereby agrees, on the terms and subject to the conditions set forth in Section 5.3 hereof and otherwise set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, if made, an "Additional Term B Loan" and a "Term B Loan" and collectively the "Additional Term B Loans") during the period from the Seventh Amendment Effective Date until December 15, 2003 in a single draw (the date of such drawing the "Additional Term B Borrowing Date") to Borrower which is in an aggregate principal amount equal to the Additional Term B Commitment of such Lender and which, when aggregated with the Additional Term Loan Commitments of all other Lenders shall not exceed the Maximum Additional Term Loan Commitment Amount. From and after the Additional Term B Borrowing Date, the Original Term B Loans and the Additional Term B Loans shall collectively constitute the Term B Loans and all references to Term B Loans herein should be deemed to be references to either or both, as the context may require, of the Original Term B Loans or Additional Term B Loans. Each Lender's Additional Term B Commitment shall expire immediately and without further action after giving effect to the Additional Term B Loans made on the Additional Term B Borrowing Date or on December 15, 2003 if the Additional Term B Borrowing Date has not occurred on or before such date. No amount of a Term B Loan which is repaid or prepaid by Borrower may be reborrowed hereunder."

          (h)   Section 2.1(c) of the Credit Agreement is hereby amended by amended and restated in its entirety to read as follows:

            "(c) Term C Loan.    Each Lender which, prior to the Seventh Amendment Effective Date, was a Term C Lender (each an "Original Term C Lender") severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents to continue its Term C Loan (each such loan, an "Original Term C Loan" and collectively, the "Original Term C Loans") on and after the Seventh Amendment Effective Date as a loan (each such loan, a "Term C Loan" and collectively together with the Additional Term C Loans, the "Term C Loans"). Each Lender with an Additional Term C Commitment, severally and for itself alone, hereby agrees, on the terms and subject to the conditions set forth in Section 5.3 hereof and otherwise set forth herein and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make a loan (each such loan, if made, an "Additional Term C Loan" and a "Term C Loan" and collectively the "Additional Term C Loans") during the period from the Seventh Amendment Effective Date until December 15, 2003 in a single draw (the date of such drawing the "Additional Term C Borrowing Date") to Borrower which is in an aggregate principal amount equal to the Additional Term C Commitment of such Lender and which, when aggregated with the Additional Term Loan Commitments of all other Lenders shall not exceed the Maximum Additional Term Loan Commitment Amount. From and after the Additional Term C Borrowing Date, the Original Term C Loans and the Additional Term C Loans shall collectively constitute the Term C Loans and all references to Term C Loans herein should be deemed to be references to either or both, as the context may require, of the Original Term C Loans or Additional Term C Loans. Each Lender's Additional Term C Commitment shall expire immediately and without further action after giving effect to the Additional Term C Loans made on the Additional Term C Borrowing Date or on December 15, 2003 if the Additional Term C Borrowing Date has not occurred on or before such date. No amount of a Term C Loan which is repaid or prepaid by Borrower may be reborrowed hereunder."

          (i)    A new Section 4.4(n) is hereby added to the Credit Agreement to read as follows:

            "(n) Mandatory Prepayment Upon Issuance of Additional Term Loans.    On the Business Day of receipt of the Net Offering Proceeds of any Additional Term Loans permitted by Sections 2.1(b) or (c) hereof, the Borrower shall make a mandatory prepayment equal to 100% of such Net Offering Proceeds, such amount to be applied in the manner set forth in Section 4.5(f) (subject to the provisions of Section 12.20)."

          (j)    Section 4.5(e)(ii) of the Credit Agreement is hereby amended by deleting the final sentence thereof and replacing it with the following new sentence:

          "Notwithstanding anything else in this Section 4.5(e)(ii) to the contrary, any prepayment of principal required to be made by the Borrower pursuant to Section 4.4(m)(ii) during the period beginning on the Seventh Amendment Effective Date and ending on December 15, 2003 shall be applied, first, in an amount equal to the lesser of 30% of the Net Offering Proceeds thereof and $50,000,000, to reduce pro rata the outstanding balance of the Domestic Revolving Loans and Multicurrency Revolving Loans (in each case without any permanent reduction in the applicable Commitment), second, shall be applied to the Dollar Equivalent of the Scheduled Term A Repayments due in direct order of maturity and thereafter, subject to Section 4.5(c), shall be applied in proportional amounts equal to the Term B Percentage and Term C Percentage, as the case may be, of such remaining prepayment, if any, and within each Term Loan, shall be applied to reduce the remaining Scheduled Term B Repayments and Scheduled Term C Repayments on a pro rata basis (based upon the then remaining principal amount of such Scheduled Term B Repayments and Scheduled Term C Repayments, respectively)."

          (k)   A new Section 4.5(f) is hereby added to the Credit Agreement to read as follows:

            "(f)  Additional Term Loans Prepayments.    Any prepayment of principal required to be made by the Borrower pursuant to Section 4.4(n) shall be applied first, in an amount equal to the lesser of 30% of the Net Offering Proceeds thereof and $50,000,000, to reduce pro rata the outstanding balance of the Domestic Revolving Loans and Multicurrency Revolving Loans (in each case without any permanent reduction in the applicable Commitment) and thereafter shall be applied, subject to Section 12.20, to reduce the remaining Scheduled Term A Repayments due in direct order of maturity based upon the then remaining Dollar Equivalent principal amount of such Scheduled Term A Repayments."

          (l)    A new Section 5.3 is hereby added to the Credit Agreement to read as follows:

            "5.3 Conditions to Additional Term Loan Borrowing.    In addition to the conditions precedent to all Credit Events contained in Section 5.2 hereof, at the time of the provision of Additional Term Loan Commitments pursuant to either Section 2.1(b) or Section 2.1(c), the Borrower, each Subsidiary Guarantor, the Administrative Agent and each such Lender or other Eligible Assignee which agrees to provide an Additional Term Loan Commitment shall execute and deliver to the Administrative Agent the Additional Term Loan Commitment Agreement, subject to such modifications in form and substance satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of the Additional Term Loan Commitment provided therein to occur on the date set forth in the

    Additional Term Loan Commitment Agreement). In addition, on or prior to the Additional Term Loan Borrowing Date, (I) Borrower and its Subsidiaries shall have delivered such reaffirmations of their respective obligations under the Security Documents as are necessary or, in the reasonable opinion of the Administrative Agent, desirable to ensure that the additional Obligations to be incurred pursuant to the Additional Term Loan Commitments are secured by, and entitled to the benefits of, the Security Documents, (II) a Responsible Financial Officer shall have delivered a certificate to the Administrative Agent (x) demonstrating on a Pro Forma Basis and after giving effect to the provision of such Additional Term Loan Commitment and the incurrence of the full amount of the Additional Term Loans thereunder and any prepayment of Indebtedness with the proceeds thereof, that the Borrower would have been in compliance with Section 9.3 and 9.4 (as amended by the Seventh Amendment) for the period for which financial statements have last been delivered (y) stating that the incurrence of the Additional Term Loans is in accordance with, and will not violate the provisions of the Senior Note Documents and Senior Subordinated Note Documents and (z) stating that the Additional Term Loans will constitute "Senior Debt" under, as defined in, the Senior Subordinated Note Documents and Senior Note Documents, (III) Borrower shall have delivered to Administrative Agent an opinion, in form and substance satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent pursuant to Section 5.1(n) as of the Initial Borrowing Date as may reasonably be requested by the Administrative Agent and such other matters as the Administrative Agent may reasonably request, (IV) the Borrower and the Subsidiary Guarantors shall deliver to the Administrative Agent such other documents, officers' certificates, resolutions and evidence of good standing as the Administrative Agent may reasonably request, and (V) to the extent requested by a Lender with an Additional Term B Commitment or Additional Term C Commitment, Term B Notes and Term C Notes, as applicable, shall be issued."

          (m)  Section 8.1 of the Credit Agreement is hereby amended by (a) deleting the "and" after clause (i) thereof; (ii) replacing the "." at the end of clause (j) thereof with "; and" and (iii) adding the following new clause (k) immediately at the end thereof:

            "(k) Liens on unearned insurance premiums securing Indebtedness incurred by Borrower and/or its Subsidiaries to finance such insurance premiums in a principal amount not to exceed at any time the amount of such insurance premiums to be paid by Borrower and/or its Subsidiaries for a three year period."

          (n)   Section 8.2(v) of the Credit Agreement is hereby amended by deleting the language "$500 million" therein and replacing it with the language "$800 million".

          (o)   Section 9.1 of the Credit Agreement is hereby amended by adding the following new language to the end of such section:

            "Notwithstanding anything else in this Section 9.1 to the contrary (other than the provisions of clause (c) hereof which will remain in effect), until the Borrower has delivered financial statements pursuant to Section 7.1 hereof for any fiscal quarter following the Seventh Amendment Effective Date demonstrating that the Leverage Ratio for such fiscal quarter and the immediately preceding fiscal quarter of the Borrower is less than 6.0 to 1.0 for each of such fiscal quarters, Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, make Consolidated Capital Expenditures in excess of $250,000,000 in any Fiscal Year. In the event that the Borrower has delivered financial statements demonstrating that the Leverage Ratio has been less than 6.0 to 1.0 for two consecutive fiscal quarters, Holdings and Borrower may resume making Consolidated Capital Expenditures in the manner provided in clauses (a) and (b) of this Section 9.1, provided, however, that the amount referred to in subclause (y) of clause (a) above shall be deemed to be zero as of the date on which Borrower has delivered such financial statements."

          (p)   Section 9.2 of the Credit Agreement is hereby amended by deleting the figure "$1,000,000,000" and the phrase "January 1, 2002" therefrom and by replacing the same with "$900,000,000" and "Seventh Amendment Effective Date", respectively.

          (q)   Section 9.3 of the Credit Agreement is hereby amended by deleting such section in its entirety and by replacing it with the following new Section 9.3:

            "9.3 Interest Coverage Ratio.

            Neither Holdings nor the Borrower will permit the Interest Coverage Ratio calculated for any Test Period ending at the following dates or during the follow periods to be less than the ratio set forth opposite such period:

Period	Ratio
July 1, 2003 to September 30, 2003	1.35 to 1.0
October 1, 2003 to December 31, 2003	1.30 to 1.0
January 1, 2004 to March 31, 2004	1.25 to 1.0
April 1, 2004 to June 30, 2004	1.30 to 1.0
July 1, 2004 to September 30, 2004	1.40 to 1.0
October 1, 2004 to December 31, 2004	1.50 to 1.0
January 1, 2005 and thereafter	2.75 to 1.0

          (r)   Section 9.4 of the Credit Agreement is hereby amended by deleting such Section in its entirety and by replacing it with the following new Section 9.4:

            "9.4 Leverage Ratio.

            The Borrower will not permit for any Test Period ending on a date set forth during any period described below, the Leverage Ratio to exceed the ratio set forth opposite such period:

Period	Ratio
July 1, 2003 to September 30, 2003	8.00 to 1.0
October 1, 2003 to December 31, 2003	8.40 to 1.0
January 1, 2004 to March 31, 2004	8.80 to 1.0
April 1, 2004 to June 30, 2004	8.50 to 1.0
July 1, 2004 to September 30, 2004	7.75 to 1.0
October 1, 2004 to December 31, 2004	6.75 to 1.0
January 1, 2005 and thereafter	3.75 to 1.0

          (s)   A new Section 12.20 is hereby added to the Credit Agreement to read as follows:

            "12.20 Exchange of Certain Prepayments by Term A Lenders.    Notwithstanding anything to the contrary contained in this Agreement (including without limitation, in Section 12.1), each Term A Lender shall be entitled by delivering Administrative Agent a Notice of Term Loan A Exchange at least two (2) Business Days following the announcement of the proposed syndication of Additional Term Loans or at such later time as the Administrative Agent agrees to, in connection with any mandatory prepayment pursuant to Section 4.4(n), to elect to exchange (such exchange being the "Term A Loan Exchange") a principal amount of such Lender's Term A Loans equal to the lesser of (x) such Lender's Term A Pro Rata Share of such mandatory prepayment, and (y) that amount of Additional Term Loans which the Administrative Agent has advised such Lender are, in Administrative Agent's discretion, available for exchange at such time (such principal amount being the "Exchanged Principal

    Amount") for Additional Term Loans. Concurrently with the Borrowing of Additional Term Loans pursuant to Section 2.1(b) or (c) on the Additional Term Loan Borrowing Date, any Term A Lender who has elected in the manner described above to participate in a Term A Loan Exchange shall have the Exchanged Principal Amount of such Lender's Term A Loans converted into a like principal amount of Additional Term Loans (such Exchanged Principal Amount being proportionately allocated between Additional Term B Loans and Additional Term C Loans)."

          (t)    Schedule 1.1(e) of the Credit Agreement is replaced in its entirety with the Schedule 1.1(e) attached as Exhibit B to this Amendment.

        SECTION 2.    Conditions to Effectiveness of the Amendment.    The provisions of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 2 (the "Seventh Amendment Effective Date"; provided that upon such date, the Credit Agreement shall be deemed amended as of September 30, 2003):

          2.1    Proper Execution and Delivery of Amendment.    Borrower, Holdings, the Administrative Agent and the Lenders required by Section 12.1 of the Credit Agreement shall have duly executed and delivered to Administrative Agent this Amendment; provided, Sections 1(b),(d),(m),(n),(o),(p),(q),(r) and (t) and the definitions "Seventh Amendment" and "Seventh Amendment Effective Date" in Section 1(a) of this Amendment shall be deemed effective to the extent that the Required Lenders, the Administrative Agent, Borrower and Holdings have executed this Amendment and the other conditions of this Section 2 have been met.

          2.2    Delivery of Credit Party Documents.    On or before the date hereof, Borrower shall deliver or cause to be delivered to Administrative Agent the following with respect to each of Borrower and Holdings, each, unless otherwise noted, dated the Seventh Amendment Effective Date:

            (a)   Certified copies of its Certificate of Formation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which it is qualified as a foreign corporation to do business and where failure to be so qualified would have a Material Adverse Effect and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Seventh Amendment Effective Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

            (b)   Copies of its operating agreement or limited liability company agreement, certified by its corporate secretary or an assistant secretary or a certificate of the lack of any change thereto since the Initial Borrowing Date or, in the event that any such document has been previously delivered by the Borrower to the Administrative Agent, a certificate executed by a Responsible Officer of the Borrower indicating that no change has occurred with respect to such document;

            (c)   Resolutions of its members, manager or board of managers (i) approving and authorizing the execution, delivery and performance of this Amendment, and (ii) approving and authorizing the execution, delivery and performance of the other Loan Documents to which it is a party and all transactions related thereto, in each case certified as of the Seventh Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendments;

            (d)   Signature and incumbency certificates of its officers executing this Amendment; and

            (e)   Such other instruments and documents in respect of such matters as Administrative Agent shall reasonably request.

          2.3    Representations and Warranties; Default; Officer's Certificate.    After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred or be continuing and Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Borrower, dated the Seventh Amendment Effective Date stating that, after giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct as of such specified date, that no Event of Default or Unmatured Event of Default has occurred and is continuing, and that the conditions of this Section 2 hereof have been fully satisfied or waived.

          2.4    Fees.    Borrower shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to Administrative Agent and the Lenders to the extent then due, including, without limitation, pursuant to Section 4 of this Amendment and any fee letter executed by the Borrower in favor of the Administrative Agent in connection with the Seventh Amendment.

          2.5    Corporate Proceedings.    All corporate and legal proceedings and all instruments and agreements in connection with the execution and delivery of this Amendment shall be satisfactory in form and substance to Administrative Agent and the Required Lenders and Administrative Agent and all Lenders shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which Administrative Agent or such Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities.

          Each Lender and the Administrative Agent hereby agrees that by its execution and delivery of its signature page hereto, such Person approves of and consents to each of the matters set forth in Section 2 which must be approved by, or which must be satisfactory to, the Required Lenders or such Person, as the case may be; provided that, in the case of any agreement or document which must be approved by, or which must be satisfactory to, the Required Lenders, Administrative Agent or Borrower shall have delivered a copy of such agreement or document to such Person if so requested on or prior to the Seventh Amendment Effective Date.

        SECTION 3.    References to and Effect on the Credit Agreement.    On and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the "Ancillary Documents") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

        Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

        SECTION 4.    Fees, Costs and Expenses.    (a) Borrower agrees to pay a fee to the Administrative Agent on or prior to the Seventh Amendment Effective Date on behalf of each Lender which has executed and delivered this Amendment on or prior to 5:00 p.m. E.S.T. on October 16, 2003 equal to

.125% times the sum of the Domestic Revolving Commitment, Multicurrency Revolving Commitment and outstanding Term Loans of such Lender as in effect under the Credit Agreement on the Seventh Amendment Effective Date, such fee to be due and payable on the Seventh Amendment Effective Date; and (b) Borrower also agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Administrative Agent and any local counsel retained by Administrative Agent relative thereto or the reasonable allocated costs of staff counsel as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by Administrative Agent in connection with the administration of this Amendment.

        SECTION 5.    Miscellaneous.

          5.1    Execution in Counterparts.    This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart. Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

          5.2    Governing Law.    THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          5.3    Headings.    Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

          5.4    Integration.    This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

          5.5    Binding Effect.    This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

EXHIBIT A
FORM OF ADDITIONAL TERM C COMMITMENT AGREEMENT

EXHIBIT B
NEW SCHEDULE 1.1(e)

Schedule 1.1(e)

Explanation of Permitted Restructuring Charges*
(figures in $millions)

	Polyurethanes	Surface Sciences	Pigments	Total
Cash Costs	25	15	20	60
Non Cash Costs	9	16	—	25
Total	34	31	20	85

*
The amounts set forth above are estimates and are not intended to restrict the Borrower's ability to allocate Permitted Restructuring Charges between the above listed categories provided that during the Fiscal Years 2003 and 2004, the aggregate amount for all such restructuring charges to not exceed $85, of which no more than $60 may be cash or payable in cash.

EXHIBIT C
FORM OF NOTICE OF TERM LOAN A EXCHANGE

QuickLinks

  Exhibit 10.42